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                                                                     Exhibit 8.1

                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]




Sunoco Logistics Partners L.P.
1801 Market Street
Philadelphia, Pennsylvania 19103

    Re: Sunoco Logistics Partners L.P.
        Amendment No. 1 to Registration Statement on Form S-1
        Filed December 18, 2001
        File No. 333-71968

Ladies and Gentlemen:

     We have acted as counsel to Sunoco Logistics Partners L.P., a Delaware limited partnership (the "Partnership"), and Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of the Partnership (the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of an aggregate of 5,750,000 common units representing limited partner interests in the Partnership (the "Common Units"). In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" (the "Discussion") in the Partnership's Registration Statement on Form S-1 (No. 333-71968), as amended, relating to the Common Units (the "Registration Statement"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner included in such discussion, as to which we express no opinion).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                                Very truly yours,

                                /s/ VINSON & ELKINS L.L.P.

                                VINSON & ELKINS L.L.P.